      As filed with the Securities and Exchange Commission on July 12, 1996
                                                   Registration No. 33-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        INFORMATION STORAGE DEVICES, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                             77-0197173
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

                              2045 HAMILTON AVENUE
                           SAN JOSE, CALIFORNIA 95125
          (Address of principal executive offices, including zip code)

                           1994 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              FELIX J. ROSENGARTEN
     VICE PRESIDENT, FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                              2045 HAMILTON AVENUE
                           SAN JOSE, CALIFORNIA 95125
                                 (408) 369-2400
 (Name, address and telephone number, including area code, of agent for service)

                                   COPIES TO:

                           Robert B. Dellenbach, Esq.
                                 Fenwick & West
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

================================================================================================================

                                  Amount           Proposed Maximum       Proposed Maximum
Title of Securities to be          to be          Offering Price Per     Aggregate Offering         Amount of
       Registered               Registered               Share                  Price           Registration Fee
- ----------------------------------------------------------------------------------------------------------------
Common Stock, no par
value ...................      1,000,000 (1)           $ 8.50 (2)           $ 8,500,000 (2)       $ 2,931.03
================================================================================================================


         (1) Additional shares available for grant and not subject to outstanding options as of June 27, 1996 under the Registrant's 1994 Equity Incentive Plan.

         (2) Estimated as of June 27, 1996 pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee.


================================================================================

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

         Pursuant to General Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 33-90824 filed on March 31, 1995 are hereby incorporated by reference.

ITEM 8.  EXHIBITS.

            4.01 Registrant's 1994 Equity Incentive Plan, as amended, and related documents.

            5.01     Opinion of Fenwick & West.

           23.01     Consent of Fenwick & West (included in Exhibit 5.01).

           23.02     Consent of Arthur Andersen LLP, Independent Public
                     Accountants

           24.01     Power of Attorney (see page 3).




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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 27th day of June, 1996.


                                  INFORMATION STORAGE DEVICES, INC.




                                  By: /s/ Felix J. Rosengarten
                                      -----------------------------------------
                                      Felix J. Rosengarten
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David L. Angle and Felix J. Rosengarten, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                      Title                        Date
             ---------                      -----                        ----
PRINCIPAL EXECUTIVE OFFICER:



/s/ David L. Angel               President, Chief Executive        June 27, 1996
- ----------------------------     Officer and a Director
David L. Angel



PRINCIPAL FINANCIAL OFFICER
  AND ACCOUNTING OFFICER:



/s/ Felix J. Rosengarten         Vice President, Finance and       June 27, 1996
- ----------------------------     Administration and
Felix J. Rosengarten             Chief Financial Officer

ADDITIONAL DIRECTORS:



/s/ Frederick B. Bamber          Director                          June 27, 1996
- ----------------------------
Frederick B. Bamber



/s/ Eugene J. Flath              Director                          June 27, 1996
- ----------------------------
Eugene J. Flath



/s/ Frederick L. Zieber          Director                          June 27, 1996
- ----------------------------
Frederick L. Zieber

                                  EXHIBIT INDEX


Exhibit No.                             Description                         Page
    4.01        Registrant's 1994 Equity Incentive Plan, as amended,
                and related documents.                                       __

    5.01        Opinion of Fenwick & West                                    __

   23.01        Consent of Fenwick & West (included in Exhibit 5.01).        __

   23.02        Consent of Arthur Andersen LLP, Independent Public
                Accountants                                                  __

   24.01        Power of Attorney (see page 3).                              __




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